Exhibit 10.4(a)

Sydling Futures Management LLC 1285 Avenue of the Americas, 13th Floor New York, NY 10019

June 26, 2014

Rajeev Patel

Winton Capital Management LLC

Re:                             Cavendish Futures Fund LLC

Sydling WNT Master Fund LLC

Dear Mr. Patel:

The Trading Advisory Agreement (the “Agreement”) among the above named funds, Sydling Futures Management LLC and Winton Capital Management Limited expires June 30, 2014.  Please accept this letter as a renewal of the Agreement and all terms for an additional twelve months to expire on June 30, 2015.

Best regards,

/s/ Jennifer Magro

Jennifer Magro